Consent of Independent Registered Public Accounting Firm
We consent to the use in this Pre-Effective Amendment No. 3 Registration Statement of Bootheel Agri-Energy, LLC on the Form SB-2 of our report, dated November 6, 2006 relative to the financial statements of Bootheel Agri-Energy, LLC, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our Firm under the Captions “Experts” in such Prospectus.
Des Moines, Iowa
January 2, 2007
McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of separate and independent legal entities.